AMENDMENT NO. 14 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 14 (the "Amendment") effective October 20, 2025 (the “Effective Date”), by and among TRANSAMERICA LIFE INSURANCE COMPANY (the "Company''), PUTNAM VARIABLE TRUST (the "Trust") and FRANKLIN DISTRIBUTORS, LLC (the "Underwriter").
WHEREAS, the Company, Trust and Underwriter entered into that certain Participation Agreement dated as of July 1, 1998, as amended (the “Agreement”); and
WHEREAS, the parties desire to amend Schedule A and Schedule B to the Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements and premises set forth herein, the parties hereto acknowledge and agree as follows:
  Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.
  Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.
  Except as specifically amended hereby, all other terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the Effective Date.

TRANSAMERICA LIFE INSURANCE COMPANY
By: /s/ Ben Wadsley
Name: Ben Wadsley
Title: Head of Product and Pricing
Date: 10/20/2025

PUTNAM VARIABLE TRUST
By: /s/ Michael Higgins
Name: Michael Higgins
Title: Treasurer of the Putnam Funds
Date: 10/24/2025

FRANKLIN DISTRIBUTORS, LLC
By: /s/ Robert Smith
Name: Robert Smith
Title: Head of Business Administration
Date: 10/24/2025

SCHEDULE A

Revised October 20, 2025

Name of Separate Account	Policies Funded by Separate Account	Portfolios Applicable to Policies
Separate Account VA B	Transamerica B-Share Variable Annuity	Putnam VT International Value Fund
	Transamerica AxiomSM III Variable Annuity	Putnam VT International Value Fund
	Transamerica PrincipiumSM IV Variable Annuity	Putnam VT International Value Fund
	Transamerica I-Share II Variable Annuity	Putnam VT International Value Fund
Retirement Builder Variable Annuity Account	Portfolio SelectSM Variable Annuity	Putnam VT Focused International Equity Fund
Putnam VT Government Money Market Fund
Putnam VT Large Cap Growth Fund
Putnam VT Large Cap Value Fund
	Principal-Plus Variable Annuity	Putnam VT Core Equity Fund
Putnam VT Diversified Income Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Income Fund
Putnam VT Large Cap Value Fund
	Privilege SelectSM Variable Annuity	Putnam VT Global Health Care Fund
Putnam VT International Equity Fund
Putnam VT Large Cap Value Fund
Putnam VT Sustainable Leaders Fund
	Premier Asset BuilderSM Variable Annuity	Putnam VT Core Equity Fund
Putnam VT International Equity Fund
Putnam VT Large Cap Value Fund
	Retirement Income Builder® IV	Putnam VT Large Cap Value Fund
Putnam VT Research Fund
	Transamerica Preferred AdvantageSM Variable Annuity	Putnam VT Diversified Income Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Global Health Care Fund
Putnam VT Large Cap Value Fund
PFL Corporate Account One	Advantage V	Putnam VT Large Cap Value Fund

SCHEDULE B

Revised October 20, 2025

Authorized Fund(s)	Service Fee
Putnam VT Core Equity Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Diversified Income Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Focused International Equity Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT George Putnam Balanced Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Global Health Care Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Government Money Market Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Income Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT International Equity Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT International Value Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Large Cap Growth Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Large Cap Value Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Research Fund – Class IB Shares	As provided in the Fund’s current prospectus
Putnam VT Sustainable Leaders Fund – Class IB Shares	As provided in the Fund’s current prospectus